Exhibit 15
May 7, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Re: Ford Motor Credit Company LLC Registration Statement Nos. 333-131062 and 333-132557 on Form S-3 and No. 333-137066 on Form S-4
Commissioners:
We are aware that our report dated May 7, 2008 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month periods ended March 31, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in the aforementioned Registration Statements.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan